Exhibit 99.2

Lancaster Colony Corporation
Business Segment Information (Unaudited)
Recast to Reflect the Change in Measurement of Segment Profit
Fiscal 2020 and 2019
(In thousands)

					Year Ended
	First	Second	Third	Fourth	June 30,
	Quarter	Quarter	Quarter	Quarter	2020
Operating Income
Retail Segment	$39,016	$43,462	$34,150	$44,859	$161,487
Foodservice Segment	26,975	26,920	12,765	13,815	80,475
Nonallocated Restructuring and Impairment Charges	(886)	—	—	—	(886)
Corporate Expenses	(13,401)	(16,304)	(16,925)	(18,498)	(65,128)
Consolidated Totals	$51,704	$54,078	$29,990	$40,176	$175,948

					Year Ended
	First	Second	Third	Fourth	June 30,
	Quarter	Quarter	Quarter	Quarter	2019
Operating Income
Retail Segment	$36,961	$48,712	$27,607	$35,739	$149,019
Foodservice Segment	21,524	22,486	20,407	21,760	86,177
Nonallocated Restructuring and Impairment Charges	—	—	—	(1,643)	(1,643)
Corporate Expenses	(9,365)	(10,043)	(10,686)	(12,535)	(42,629)
Consolidated Totals	$49,120	$61,155	$37,328	$43,321	$190,924